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                                                                    EXHIBIT 11.1

                              QUEST MEDICAL, INC.

                       COMPUTATION OF EARNINGS PER SHARE
                            YEARS ENDED DECEMBER 31

                                                         1996           1995           1994
                                                      ----------    ------------    -----------
Primary and fully diluted:
  Weighted average common shares outstanding........   8,259,129       6,267,439      5,256,683
  Stock options and warrants(1) -- based on the
     treasury stock method using average market
     price (which was higher than the year end
     price).........................................     272,370         374,643             --
                                                      ----------    ------------    -----------
  Primary weighted average common and common
     equivalent shares outstanding..................   8,531,499       6,642,082      5,256,683
                                                      ==========    ============    ===========
  Loss before extraordinary item....................  $ (412,157)   $(10,104,998)   $(1,719,193)
                                                      ----------    ------------    -----------
  Extraordinary item -- loss on early extinguishment
     of debt........................................  $       --    $   (269,045)   $        --
                                                      ----------    ------------    -----------
  Net loss..........................................  $ (412,157)   $(10,374,043)   $(1,719,193)
                                                      ==========    ============    ===========
  Loss before extraordinary item per share..........  $     (.05)   $      (1.52)   $      (.33)
                                                      ----------    ------------    -----------
  Extraordinary item per share......................  $       --    $       (.04)   $        --
                                                      ----------    ------------    -----------
  Net loss per share................................  $     (.05)   $      (1.56)   $      (.33)
                                                      ==========    ============    ===========

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(1) The effect of stock options and warrants was included in the quarterly calculations in those quarters where the effect was dilutive. Weighted average common and common equivalent shares for the full year represent the average of the quarterly computations.